Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Wendell Potter, 215.761.4450
Wendell.potter@cigna.com

CIGNA Increases Repurchase Authority

PHILADELPHIA, September 15, 2006 - CIGNA Corporation announced that its Board of Directors today increased the company’s stock repurchase authority by $500 million. With the new authority, CIGNA has approximately $722 million of repurchase authority remaining.

CIGNA Corporation (NYSE: CI), headquartered in Philadelphia, and its subsidiaries constitute one of the largest publicly-owned providers of health care, disability, life and accident insurance benefits in the United States and selected markets around the world. Web site: http://www.cigna.com.

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